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                                                                   Exhibit 10.25

                            BLUESTONE SOFTWARE, INC.

                              OFFICER'S CERTIFICATE

         The undersigned officer of Bluestone Software, Inc., a Delaware corporation (the "Company"), hereby certifies to Silicon Valley Bank (the "Bank"), in accordance with the Antidilution Agreement dated as of November 24, 1997 between the Company and the Bank, and the Warrant to purchase Common Stock, par value $.001 of the Company, issued by the Company to the Bank as of November 24, 1997, as follows:

         1. As of December 31, 1998, the conversion ratio of Series B Preferred Stock of the Company was adjusted such that 8,782,695 shares of Series B Preferred Stock of the Company with an original purchase price of $1.296 per share is convertible into 18,382,695 shares of Common Stock. The effective purchase price for the Common Stock issuable to Series B Preferred Stockholders was reduced from $1.296 per share to $.62 per share.

         2. On January 21, 1999, the Company entered into a Convertible Subordinated Secured Note and Warrant Purchase Agreement, pursuant to which, among other things, the Company agreed to issue Warrants to purchase 1,612,903 shares Common Stock of the Company with an exercise price of $.62 per share.

         3. As a result of the foregoing, the exercise price of the Warrant granted to the Bank is reduced from $.95 per share to $.80 per share and the shares issuable under said warrant are increased from 26,316 shares of Common Stock to 31,250 shares of Common Stock. The calculation is set forth on ATTACHMENT A hereto.

         The undersigned has executed this Certificate on this 16th day of February, 1999.


                                          BLUESTONE SOFTWARE, INC.



                                          By: /s/ P. Kevin Kilroy
                                             ---------------------------
                                                Name: P. Kevin Kilroy
                                                Title: President

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THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER
THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.


                            WARRANT TO PURCHASE STOCK

Corporation:  Bluestone Software, Inc., a Delaware corporation
Number of Shares:  26,316
Class of Stock: common, $.001 par value (the "Common Stock")
Initial Exercise Price: $0.95 per share
Issue Date:  November 24, 1997
Expiration Date:  November 24, 2004


         THIS WARRANT CERTIFIES THAT, for the agreed upon value of $1.00 and for other good and valuable consideration, SILICON VALLEY BANK ("Holder") is entitled to purchase the number of fully paid and nonassessable shares of the class of Common Stock (the "Shares") of Bluestone Software, Inc. (the "Company") at the initial exercise price per Share (the "Warrant Price") all as set forth above and as adjusted pursuant to Article 2 of this Warrant, subject to the provisions and upon the terms and conditions set forth in this Warrant.

ARTICLE 1. EXERCISE.

                  1.1 METHOD OF EXERCISE. Holder may exercise this Warrant by delivering a duly executed Notice of Exercise in substantially the form attached as APPENDIX 1 to the principal office of the Company. Unless Holder is exercising the conversion right set forth in Section 1.2, Holder shall also deliver to the Company a check for the aggregate Warrant Price for the Shares being purchased.

                  1.2 CONVERSION RIGHT. In lieu of exercising this Warrant as specified in Section 1.1, Holder may from time to time convert this Warrant, in whole or in part, into a number of Shares determined by dividing (a) the aggregate fair market value of the Shares or other securities otherwise issuable upon exercise of this Warrant minus the aggregate Warrant Price of such Shares by (b) the fair market value of one Share. The fair market value of the Shares shall be determined pursuant to Section 1.4.

                  1.3 INTENTIONALLY OMITTED

                  1.4 FAIR MARKET VALUE. If the Shares are traded in a public market, the fair market value of the Shares shall be the closing price of the Shares (or the closing price of the Company's stock into which the Shares are convertible) reported for the business day immediately before Holder delivers its Notice of Exercise to the Company. If the Shares are not traded in a public market, the Board of Directors of the Company shall determine fair market value in its reasonable good faith judgment. The foregoing notwithstanding, if Holder advises the Board of Directors in writing that Holder disagrees with such determination, then the Company and Holder shall promptly agree upon a reputable investment banking firm to undertake such valuation. If the valuation of such investment banking firm is greater than that determined by the Board of Directors, then all fees and expenses of such investment banking firm shall be paid by the Company. In all other circumstances, such fees and expenses shall be paid by Holder.

                  1.5 DELIVERY OF CERTIFICATE AND NEW WARRANT. Promptly after Holder exercises or converts this Warrant, the Company shall deliver to Holder certificates for the Shares acquired and, if this Warrant has not been fully exercised or converted and has not expired, a new Warrant representing the Shares not so acquired.


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                  1.6 REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company at its expense shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor.

                  1.7 REPURCHASE ON SALE, MERGER, OR CONSOLIDATION OF THE
COMPANY.

                           1.7.1. "ACQUISITION". For the purpose of this
Warrant, "Acquisition" means any sale, license, or other disposition of all or substantially all of the assets of the Company, or any reorganization, consolidation, or merger of the Company where the holders of the Company's securities before the transaction beneficially own less than 50% of the outstanding voting securities of the surviving entity after the transaction.

                           1.7.2. ASSUMPTION OF WARRANT. Upon the closing of any
Acquisition the successor entity shall assume the obligations of this Warrant, and this Warrant shall be exercisable for the same securities, cash, and property as would be payable for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on the record date for the Acquisition and subsequent closing. The Warrant Price shall be adjusted accordingly.

ARTICLE 2. ADJUSTMENTS TO THE SHARES.

                  2.1 STOCK DIVIDENDS, SPLITS, ETC. If the Company declares or pays a dividend on its Common Stock (or the Shares if the Shares are securities other than Common Stock) payable in Common Stock, or other securities, subdivides the outstanding Common Stock into a greater amount of Common Stock (other than a change in par value), or, if the Shares are securities other than Common Stock, subdivides the Shares in a transaction that increases the amount of Common Stock into which the Shares are convertible (other than a change in par value), then upon exercise of this Warrant, for each Share acquired, Holder shall receive, without cost to Holder, the total number and kind of securities to which Holder would have been entitled had Holder owned the Shares of record as of the date the dividend or subdivision occurred.

                  2.2 RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. Upon any reclassification, exchange, substitution, or other event that results in a change of the number and/or class of the securities issuable upon exercise or conversion of this Warrant (other than a change in par value), Holder shall be entitled to receive, upon exercise or conversion of this Warrant, the number and kind of securities and property that Holder would have received for the Shares if this Warrant had been exercised immediately before such reclassification, exchange, substitution, or other event. Such an event shall include any automatic conversion of the outstanding or issuable securities of the Company of the same class or series as the Shares to Common Stock pursuant to the terms of the Company's Certificate of Incorporation upon the closing of a registered public offering of the Company's Stock. The Company or its successor shall promptly issue to Holder a new Warrant for such new securities or other property. The new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 2 including, without limitation, adjustments to the Warrant Price and to the number of securities or property issuable upon exercise of the new Warrant. The provisions of this Section 2.2 shall similarly apply to successive reclassifications, exchanges, substitutions, or other events.

                  2.3 ADJUSTMENTS FOR COMBINATIONS, ETC. If the outstanding Shares are combined or consolidated, by reclassification or otherwise, into a lesser number of shares (other than a change in par value), the Warrant Price shall be proportionately increased.

                  2.4 ADJUSTMENTS FOR DILUTING ISSUANCES. In the event of the issuance (a "Diluting Issuance") by the Company, after the Issue Date of this Warrant, of Common Stock at a price per share less

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than the Warrant Price or securities convertible into Common Stock at a conversion price per share less than the Warrant Price, then the number of Shares issuable upon exercise of this Warrant, shall be adjusted as a result of Diluting Issuances in accordance with that certain Antidilution Agreement dated as of the date of this Warrant, by and between Holder and the Company. Under no circumstances shall the aggregate Warrant Price payable by Holder upon exercise of this Warrant increase as a result of any adjustment arising from a Diluting Issuance.

                 2.5 NO IMPAIRMENT. The Company shall not, by amendment of its Certificate of Incorporation or through a reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed under this Warrant by the Company, but shall at all times in good faith assist in carrying out of all the provisions of this Article 2 and in taking all such action as may be reasonably necessary or appropriate to protect Holder's rights under this Article against impairment.

                 2.6 FRACTIONAL SHARES. No fractional Shares shall be issuable upon exercise or conversion of the Warrant and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional share interest arises upon any exercise or conversion of the Warrant, the Company shall eliminate such fractional share interest by paying Holder amount computed by multiplying the fractional interest by the fair market value of a full Share.

                 2.7 CERTIFICATE AS TO ADJUSTMENTS. Upon each adjustment of the Warrant Price, the Company at its expense shall promptly compute such adjustment, and furnish Holder with a certificate of its Chief Financial Officer setting forth such adjustment and the facts upon which such adjustment is based. The Company shall, upon written request, furnish Holder a certificate setting forth the Warrant Price in effect upon the date thereof and the series of adjustments leading to such Warrant Price.

ARTICLE 3. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

                 3.1 REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Holder as follows:

                           (a) All Shares which may be issued upon the exercise
of the purchase right represented by this Warrant, and all securities, if any, issuable upon conversion of the Shares, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

                           (b) The authorized capital stock of the corporation
consists of 23,252,632 shares of capital stock which are divided into 17,726,312 shares of Common Stock and 5,526,316 shares of Series A Convertible Preferred Stock, par value $.001 per share. SCHEDULE 3.1(b) sets forth all of the outstanding shares of Common Stock and outstanding options, warrants, convertible securities, convertible debentures, and rights to acquire, subscribe for, and/or purchase any Common Stock and/or other capital stock of the Company or any securities or debentures convertible into or exchangeable for Common Stock and/or other capital stock of the Company.

                           (c) The Company has reserved for issuance pursuant to
this Warrant not less than Twenty Six Thousand Three Hundred Sixteen (26,316) shares of the Common Stock of the Company, and the Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued shares of Common Stock of the Company such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant,


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                 3.2 NOTICE OF CERTAIN EVENTS. If the Company proposes at any time (a) to declare any dividend or distribution upon its Common Stock, whether in cash, property, stock, or other securities and whether or not a regular cash dividend; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of Common Stock; (d) to merge or consolidate with or into any other corporation, or sell, lease, license, or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; or (e) offer holders of registration rights the opportunity to participate in an underwritten public offering of the company's securities for cash, then, in connection with each such event, the Company shall give Holder (1) at least 10 days prior written notice of the date on which a record will be taken for such dividend, distribution, or subscription rights (and specifying the date on which the holders of Common Stock will be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; (2) in the case of the matters referred to in
(c) and (d) above at least 10 days prior written notice of the date when the same will take place (and specifying the date on which the holders of Common Stock will be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event); and (3) in the case of the matter referred to in (e) above, the same notice as is given to the holders of such registration rights.

                 3.3 INFORMATION RIGHTS. So long as the Holder holds this Warrant and/or any of the Shares, the Company shall deliver to the Holder (a) promptly after mailing, copies of all notices or other written communications to the shareholders of the Company, (b) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by independent public accountants of recognized standing and
(c) such other financial statements required under and in accordance with any loan documents between Holder and the Company or if there are no such requirements (or if the subject loan(s) no longer are outstanding), then within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements. Holder acknowledges that the information received by it pursuant to this Section 3.3 may be confidential. Holder agrees by acceptance of this Warrant that it will not use such confidential information in violation of the Securities Exchange Act of 1934, as amended, or reproduce, disclose or disseminate such information to any third person (other than its employees, agents or attorneys).

                 3.4 REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED. The Company agrees that the Shares or, if the Shares are convertible into Common Stock of the Company, such Common Stock, shall be subject to the registration rights set forth in that certain Registration Rights Agreement, dated as of the date of this Warrant, by and between Holder and the Company.

ARTICLE 4. MISCELLANEOUS.

                 4.1 TERM; NOTICE OF EXPIRATION. This Warrant is exercisable, in whole or in part, at any time and from time to time on or before the Expiration Date set forth above.

                 4.2 LEGENDS. This Warrant and the Shares (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) shall be imprinted with a legend in substantially the following form:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR PURSUANT TO RULE 144 OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED. THE TRANSFER OF THIS SECURITY IS SUBJECT TO THE PROVISIONS OF THE WARRANT, DATED

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         NOVEMBER 24, 1997, ISSUED BY THE COMPANY, INCLUDING THE PROVISIONS SET
         FORTH ON EXHIBIT A THERETO.


                 4.3 COMPLIANCE WITH SECURITIES LAWS ON TRANSFER. This Warrant and the Shares issuable upon exercise this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company). The Company shall not require Holder to provide an opinion of counsel if the transfer is to a Permitted Transferee (as defined herein) or if there is no material question as to the availability of current information as referenced in Rule 144(c), Holder represents that it has complied with Rule 144(d) and (e) in reasonable detail, the selling broker represents that it has complied with Rule 144(f), and the Company is provided with a copy of Holder s notice of proposed sale.

                 4.4 TRANSFER PROCEDURE. Subject to the provisions of Section
4.3 Holder may transfer all or part of this Warrant or the Shares issuable upon exercise of this Warrant (or the securities issuable, directly or indirectly, upon conversion of the Shares, if any) at any time to Silicon Valley Bancshares, The Silicon Valley Bank Foundation, or any affiliate of Holder (each a "Permitted Transferee"), or, to any other transferee by giving the Company notice of the portion of the Warrant being transferred setting forth the name, address and taxpayer identification number of the transferee and surrendering this Warrant to the Company for reissuance to the transferee(s) (and Holder if applicable). Notwithstanding anything to contrary set forth in this Warrant, Holder agrees that it shall make no disposition of this Warrant, and the Shares issued upon exercise of this Warrant, other than a transfer to a Permitted Transferee, unless and until Holder shall have notified the Company of the proposed disposition, provided a written summary of the terms and conditions of the proposed disposition, and complied with the terms of the Company's Right of First Refusal option as set forth in EXHIBIT A hereto.

                 4.5 NOTICES. All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by a reputable overnight delivery service or by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

                 4.6 WAIVER. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                 4.7 ATTORNEYS FEES. In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorneys' fees.

                 4.8 NO RIGHTS OF STOCKHOLDERS. Holder shall not be entitled to vote, to receive dividends or subscription rights, or to be deemed the holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon Holder, as such, any of the rights of a stockholder of the Company, including without limitation, any right to vote for the election of directors or upon any matter submitted to stockholders, to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise), to receive notices, or otherwise, until the Warrant shall have been exercised as provided herein.


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                 4.9 GOVERNING LAW. This Warrant shall be governed by and
construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.


ATTEST:                                 "COMPANY"

                                        BLUESTONE SOFTWARE, INC.


By:                                     By: /s/ Mel Baiada
   ---------------------------------       -------------------------------
Name:                                      Name:  Mel Baiada
Title:                                     Title: President




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